Exhibit 24
POWER OF ATTORNEY
       The undersigned hereby constitutes and appoints Timothy K. Bliss, Kimberly Shea, and Jason F. Hughes, and each of them, individually, as the undersigneds true and lawful attorney in fact, with full power and authority to
(1)	execute on behalf of the undersigned and cause to be filed
 and/or delivered,as required under Section 13(d) of the Securities Exchange Act of 1934 (the act) and the regulations thereunder, any number, as appropriate, of original, copies,or electronic filings of the Securities and Exchange Commission Schedule 13D or Schedule 13G
Beneficial Ownership Reports (together with any amendments and joint filing agreements under Rule 13d-1(f)(1) of the Act, as may be required thereto) to be filed and/or delivered with respect to any equity security (as defined in Rule 13d-1(d) under the Act) beneficially owned by the undersigned and which must be reported by the undersigned pursuant to
Section 13(d) of the Act and the regulations thereunder;
(2)	execute on behalf of the undersigned and cause to be filed and/or delivered, any number, as appropriate, of original, copies or electronic filings of any forms (including without limitation), Securities and Exchange Commission Forms 3, 4 and 5 required to be filed pursuant to
 Section 16(a) of the Act and the regulations thereunder; and
(3)	take any other action of any type whatsoever in connection with the foregoing which,in the opinion of such attorney in fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney in fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney in fact may approve in such attorney in facts discretion.
       The undersigned hereby grants to each such attorney in fact full power and authority to do and perform any and every act and thing whatsoever requisite,necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney in fact, or such attorney in facts substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.
 The undersigned acknowledges that the foregoing attorneys in fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigneds responsibilities to comply with any of the undersigneds reporting obligations under the Act.
       This Power of Attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to the foregoing attorneys in fact. IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of March 30, 2004.



By:	/s/Carol Streed
              Carol Streed